Exhibit 99.1

Contact:	Charles L. Dunlap, CEO Gregory J. Pound, COO Frederick W. Boutin, CFO 303-626-8200

TRANSMONTAIGNE PARTNERS L.P. ANNOUNCES FINANCIAL RESULTS

March 8, 2010	Immediate Release

Denver, Colorado—TransMontaigne Partners L.P. (NYSE:TLP) today announced its financial results for the three months and year ended December 31, 2009.

FINANCIAL RESULTS

An overview of the financial performance for the three months ended December 31, 2009, as compared to the three months ended December 31, 2008, includes:

•                  Quarterly operating income decreased to $8.5 million from $8.6 million due principally to the following:

•                  Quarterly revenue increased to $36.9 million from $34.0 million due to increases in revenue at the Gulf Coast, Midwest, Brownsville and Southeast terminals of approximately $1.6 million, $0.4 million, $0.1 million and $1.8 million, respectively, offset by a decrease in revenue at the River terminals of approximately $1.0 million.

•                  Quarterly direct operating costs and expenses increased to $17.1 million from $14.7 million due to increases in direct operating costs and expenses at the Gulf Coast, Midwest, Brownsville, River and Southeast terminals of $0.2 million, $0.3 million, $0.5 million, $0.6 million and $0.8 million, respectively.

•                  A decrease in direct general and administrative expenses of approximately $0.2 million.

•                  An increase in depreciation and amortization expense of approximately $0.9 million.

•                  Quarterly net earnings increased to $7.2 million from $4.8 million due principally to an unrealized gain on our interest rate swap of approximately $0.3 million as compared to an unrealized loss on our interest rate swap of approximately $2.1 million.

•                  Net earnings per limited partner unit—basic increased to $0.53 per unit from $0.34 per unit.

•                  The distribution declared per limited partner unit was $0.59 per unit for the three months ended December 31, 2009 and 2008.

Distributable cash flow generated during the three months ended December 31, 2009 was $9.0 million and distributions allocable to the period for those units outstanding during the period were $8.0 million.

On November 13, 2009, the remaining approximately 1.7 million subordinated units converted into an equal number of common units.

1670 Broadway • Suite 3100 • Denver, CO 80202 • 303-626-8200 (phone) • 303-626-8228 (fax)

Mailing Address:  • P. O. Box 5660 • Denver, CO 80217-5660

www.transmontaignepartners.com

SUBSEQUENT DEVELOPMENTS

On January 6, 2010, Duke R. Ligon notified Partners of his intention to resign from the board of directors of our general partner, effective January 7, 2010. To fill the vacancy resulting from Mr. Ligon’s resignation, the board of directors appointed Henry M. Kuchta to serve as an independent member of the board of directors of our general partner, effective January 7, 2010.  Mr. Kuchta was also appointed to serve as a member of the Audit Committee and Conflicts Committee of our general partner, also effective January 7, 2010.

On January 15, 2010, we issued, pursuant to an underwritten public offering, 1,750,000 common units representing limited partner interests at a public offering price of $26.60 per common unit. On January 15, 2010, the underwriters of our secondary offering exercised in full their over-allotment option to purchase an additional 262,500 common units representing limited partnership interests at a price of $26.60 per common unit. The net proceeds from the offering were approximately $51.1 million, after deducting underwriting discounts, commissions, and offering expenses of approximately $0.2 million. Additionally, TransMontaigne GP L.L.C., our general partner, made a cash contribution of approximately $1.1 million to us to maintain its 2% general partner interest.  The net proceeds from the offering and cash contribution were used to repay outstanding borrowings under our senior secured credit facility.

In January 2010, we entered into a terminaling services agreement with Morgan Stanley Capital Group relating to our Collins, Mississippi facility that will expire seven years following the in-service date of certain tank capacity and other improvements to be constructed by us, subject to one-year automatic renewals unless terminated by either party upon 180 days notice prior to the end of the then-current renewal term.   Under this agreement, Morgan Stanley Capital Group agreed to throughput a volume of light oil products at our terminal that will, at the fee schedule contained in the agreement, result in minimum throughput payments to us of approximately $4.1 million for the one-year period following the in-service date.  In exchange for its minimum revenue commitment, we agreed to undertake certain capital projects to provide an additional 700,000 barrels of light oil capacity and other improvements at the Collins terminal, with estimated completion to occur on or before May 1, 2011.

Our terminaling services agreements are structured as either throughput agreements or storage agreements.  Certain throughput agreements contain provisions that require our customers to throughput a minimum volume of product at our facilities over a stipulated period of time, which results in a fixed amount of revenue to be recognized by us.  Our storage agreements require our customers to make minimum payments based on the volume of storage capacity made available to the customer under the agreement, which results in a fixed amount of revenue to be recognized by us.  We refer to the fixed amount of revenue recognized pursuant to our terminaling services agreements as being “firm commitments.”  Revenue recognized in excess of firm commitments and revenue recognized based solely on the volume of product distributed or injected are referred to as “variable.”  Our revenue was as follows (in thousands):

	Three months ended December 31,		Year ended December 31,
	2009	2008	2009	2008
Firm Commitments:
Terminaling services fees, net:
External customers	$8,320	$9,186	$36,341	$35,816
Affiliates	20,780	18,132	77,633	70,574
Total firm commitments	29,100	27,318	113,974	106,390
Variable:
Terminaling services fees, net:
External customers	1,007	1,383	4,870	5,287
Affiliates	(66)	(138)	(820)	(364)
Total	941	1,245	4,050	4,923
Pipeline transportation fees	1,270	1,188	4,375	4,020
Management fees and reimbursed costs	600	475	2,124	1,905
Other	5,015	3,794	18,024	20,902
Total variable	7,826	6,702	28,573	31,750
Total revenue	$36,926	$34,020	$142,547	$138,140

The amount of revenue recognized as “firm commitments” based on the remaining contractual term of the terminaling services agreements that generated “firm commitments” for the year ended December 31, 2009 was as follows (in thousands):

At December 31, 2009
Remaining terms on terminaling services agreements that generated “firm commitments”:
Less than 1 year remaining	$13,434
More than 1 year but less than 3 years remaining	21,200
More than 3 years but less than 5 years remaining	77,762
More than 5 years remaining	1,578
Total firm commitments for the year ended December 31, 2009	$113,974

TransMontaigne Partners also released the following statements regarding its current liquidity and capital resources:

•                  Our primary liquidity needs are to fund our working capital requirements, distributions to unitholders and capital expenditures.  We believe that we will be able to generate sufficient cash from operations in the future to meet our liquidity needs to fund our working capital requirements and to fund our distributions to unitholders. We expect to fund our capital expenditures with additional borrowings under our senior secured credit facility.

•                  At December 31, 2009, our senior secured credit facility provides for a maximum borrowing line of credit equal to $200 million.  The senior secured credit facility expires on December 22, 2011.  At December 31, 2009, our outstanding borrowings were approximately $165 million, resulting in available capacity of approximately $35 million.

•                  Management and the board of directors of our general partner approved capital projects with estimated completion dates that extend through March 31, 2011.  At December 31, 2009, the remaining capital expenditures to complete the approved capital projects are estimated to range from $29 million to $33 million.  We expect to fund our capital expenditures with additional borrowings under our senior secured credit facility.

•                  Pursuant to existing terminaling services agreements with Morgan Stanley Capital Group Inc. (“MSCG”), we expect to receive payments through December 31, 2010 from MSCG in the range of $4 million to $8 million, which are due and payable upon completion of certain of the capital projects referred to above.

•                  Upon our payment of the remaining capital expenditures to complete the approved capital projects, our receipt of payments from MSCG upon completion of certain of the capital projects and a reduction in our outstanding borrowings under the senior secured credit facility considering the net proceeds and cash contribution of approximately $52.1 million from our January 15, 2010 equity offering, we currently expect to have approximately $60 million in available capacity under our senior secured credit facility.

•                  At our request, subject to the approval of the administrative agent and the receipt of additional commitments from one or more lenders, the maximum borrowings under the senior secured credit facility can be increased by up to an additional $100 million.  The terms of the senior secured credit facility also permit us to borrow up to approximately $25 million from other lenders, including our general partner and its affiliates.

•                  At December 31, 2009, we are party to an interest rate swap agreement with Wachovia Bank, N.A. with an aggregate notional amount of $150 million that expires June 2011.  Pursuant to the terms of the interest rate swap agreement, we pay a fixed rate of approximately 2.2% and receive an interest payment based on the one-month LIBOR.  At December 31, 2009, outstanding borrowings under our senior secured credit facility bore interest at LIBOR plus 1.5%.

Attachment A contains additional selected financial information and results of operations and Attachment B contains a computation of our adjusted operating surplus and distributable cash flow.

CONFERENCE CALL

TransMontaigne Partners L.P. previously announced that it has scheduled a conference call for Monday, March 8, 2010 at 11:00 a.m. (ET) regarding the above information. Analysts, investors and other interested parties are invited to listen to management’s presentation of the Company’s results and supplemental financial information by accessing the call as follows:

(800) 288-8961
Ask for:
TransMontaigne Partners

A playback of the conference call will be available from 1:00 p.m. (ET) on Monday, March 8, 2010 until 11:59 p.m. (ET) on Monday, March 15, 2010 by calling:

USA:  (800) 475-6701
International:  (320) 365-3844
Access Code:  148669

ATTACHMENT A

SELECTED FINANCIAL INFORMATION AND RESULTS OF OPERATIONS

The following selected financial information is extracted from the Company’s Annual Report on Form 10-K for the year  ended December 31, 2009, which was filed on March 8, 2010 with the Securities and Exchange Commission (in thousands, except per unit amounts):

	Three Months Ended
	December 31, 2009	December 31, 2008
Income Statement Data
Revenue	$36,926	$34,020
Direct operating costs and expenses	(17,079)	(14,732)
Direct general and administrative expenses	(832)	(1,043)
Operating income	8,510	8,638
Net earnings	7,222	4,807
Net earnings allocable to limited partners	6,546	4,253
Net earnings per limited partner unit—basic	$0.53	$0.34

	December 31, 2009	December 31, 2008
Balance Sheet Data
Property, plant and equipment, net	$459,598	$447,753
Goodwill	24,682	24,667
Total assets	515,535	507,039
Long-term debt	165,000	165,500
Partners’ equity	303,125	307,579

Selected results of operations data for each of the quarters in the years ended December 31, 2009 and 2008 are summarized below (in thousands):

	Three months ended				Year ended
	March 31, 2009	June 30, 2009	September 30, 2009	December 31, 2009	December 31, 2009
Revenues	$34,402	$35,849	$35,370	$36,926	$142,547
Direct operating costs and expenses	(15,544)	(15,430)	(16,915)	(17,079)	(64,968)
Direct general and administrative expenses	(1,099)	(705)	(606)	(832)	(3,242)
Allocated general and administrative expenses	(2,510)	(2,510)	(2,510)	(2,510)	(10,040)
Allocated insurance expense	(725)	(725)	(725)	(725)	(2,900)
Reimbursement of bonus awards	(309)	(309)	(309)	(310)	(1,237)
Depreciation and amortization	(6,355)	(6,450)	(6,541)	(6,960)	(26,306)
Gain on disposition of assets	—	1	—	—	1
Operating income	7,860	9,721	7,764	8,510	33,855
Other expense, net	(1,438)	(1,812)	(2,065)	(1,288)	(6,603)
Net earnings	$6,422	$7,909	$5,699	$7,222	$27,252

	Three months ended				Year ended
	March 31, 2008	June 30, 2008	September 30, 2008	December 31, 2008	December 31, 2008
Revenues	$33,824	$35,092	$35,204	$34,020	$138,140
Direct operating costs and expenses	(15,467)	(15,320)	(16,331)	(14,732)	(61,850)
Direct general and administrative expenses	(1,073)	(1,317)	(705)	(1,043)	(4,138)
Allocated general and administrative expenses	(2,507)	(2,508)	(2,508)	(2,507)	(10,030)
Allocated insurance expense	(713)	(704)	(708)	(710)	(2,835)
Reimbursement of bonus awards	(375)	(375)	(375)	(375)	(1,500)
Depreciation and amortization	(5,733)	(5,772)	(5,794)	(6,017)	(23,316)
Gain on disposition of assets, net	—	—	—	2	2
Operating income	7,956	9,096	8,783	8,638	34,473
Other expense, net	(1,754)	(1,471)	(1,819)	(3,831)	(8,875)
Net earnings	$6,202	$7,625	$6,964	$4,807	$25,598

ATTACHMENT B

ADJUSTED OPERATING SURPLUS AND DISTRIBUTABLE CASH FLOW

During the subordination period, the common units had the right to receive distributions in an amount equal to the minimum quarterly distribution of $0.40 per quarter, plus any arrearages in the payment of the minimum quarterly distribution on the common units, before any distributions were made on the subordinated units.  Conversion of subordinated units to common units occurred if, in addition to other requirements, we generated Adjusted Operating Surplus, as defined in the partnership agreement, equal to or greater than the minimum distribution requirement on all common units, subordinated units and the general partner interest.  On November 13, 2009, the remaining approximately 1.7 million subordinated units converted to an equal number of common units.  The following summarizes our Adjusted Operating Surplus generated during the periods indicated (in thousands):

	October 1, 2009 through December 31, 2009	January 1, 2009 through December 31, 2009

Net earnings	$7,222	$27,252
Depreciation and amortization	6,960	26,306
Amounts due under long-term terminaling services agreements, net	(627)	(1,466)
Amortization of deferred revenue—reimbursable projects	(809)	(2,461)
Payments received upon completion of reimbursable projects	1,460	18,205
Reserve	(1,055)	(16,959)
Unrealized (gain) loss on derivative instrument	(257)	562
Capitalized interest cost	(73)	(699)
Amortization of deferred equity-based compensation	94	213
Distributions paid to holders of restricted phantom units	(34)	(85)
Cash paid for repurchase of common units	(49)	(153)
Maintenance capital expenditures	(3,888)	(7,468)
“Adjusted Operating Surplus” generated during the period	$8,944	$43,247

Actual distribution for the period on all common units, subordinated units and the general partner interest:
Distribution attributable to units outstanding during the period	$7,959	$31,836
Distribution payable on units issued in the January 15, 2010 equity offering	1,287	1,287
	$9,246	$33,123
Minimum distribution for the period on all common units, subordinated units and the general partner interest:
Distribution attributable to units outstanding during the period	$5,079	$20,316
Distribution payable on units issued in the January 15, 2010 equity offering	821	821
	$5,900	$21,137

As a result of the conversion of our subordinated units to common units, our Adjusted Operating Surplus is no longer relevant under our partnership agreement.  Accordingly, for future periods, we intend to present a computation of Distributable Cash Flow instead of Adjusted Operating Surplus.  We believe that Distributable Cash Flow is a meaningful measure of our performance relative to our distribution.  The following summarizes our Distributable Cash Flow for the same three and twelve month periods for which we have presented Adjusted Operating Surplus above (in thousands):

	October 1, 2009 through December 31, 2009	January 1, 2009 through December 31, 2009

Net earnings	$7,222	$27,252
Depreciation and amortization	6,960	26,306
Amounts due under long-term terminaling services agreements, net	(627)	(1,466)
Amortization of deferred revenue—reimbursable projects	(809)	(2,461)
Payments received upon completion of reimbursable projects	1,460	18,205
Reserve	(1,055)	(16,959)
Unrealized (gain) loss on derivative instrument	(257)	562
Amortization of deferred equity-based compensation	94	213
Distributions paid to holders of restricted phantom units	(34)	(85)
Cash paid for repurchase of common units	(49)	(153)
Maintenance capital expenditures	(3,888)	(7,468)
“Distributable Cash Flow” generated during the period	$9,017	$43,946

Actual distribution for the period on all units and the general partner interest:
Distribution attributable to units outstanding during the period	$7,959	$31,836
Distribution payable on units issued in the January 15, 2010 equity offering	1,287	1,287
	$9,246	$33,123

About TransMontaigne Partners L.P.

TransMontaigne Partners L.P. is a terminaling and transportation company based in Denver, Colorado with operations primarily in the United States along the Gulf Coast, in the Midwest, in Brownsville, Texas, along the Mississippi and Ohio Rivers, and in the Southeast.  We provide integrated terminaling, storage, transportation and related services for customers engaged in the distribution and marketing of light refined petroleum products, heavy refined petroleum products, crude oil, chemicals, fertilizers and other liquid products.  Light refined products include gasolines, diesel fuels, heating oil and jet fuels; heavy refined products include residual fuel oils and asphalt.  We do not purchase or market products that we handle or transport.  News and additional information about TransMontaigne Partners L.P. is available on our website:  www.transmontaignepartners.com.

Forward-Looking Statements

This press release includes statements that may constitute forward-looking statements made pursuant to the safe harbor provision of the Private Securities Litigation Reform Act of 1995. Although the company believes that the expectations reflected in such forward-looking statements are based on reasonable assumptions, such statements are subject to risks and uncertainties that could cause actual results to differ materially from those projected. Important factors that could cause actual results to differ materially from the company’s expectations and may adversely affect its business and results of operations are disclosed in “Item 1A. Risk Factors” in the company’s Annual Report on Form 10-K for the year ended December 31, 2009, filed with the Securities and Exchange Commission on March 8, 2010.

-END-